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                                                                    EXHIBIT 23.5


               [CALIFORNIA TRADE AND COMMERCE AGENCY LETTERHEAD]


                               November 8, 1997


California Infrastructure and Economic
  Development Bank
C/O California Trade and Commerce Agency
801 K Street, Suite 1700
Sacramento, California 95814

     Re:  California Infrastructure and Economic Development Bank
          Special Purpose Trust SDG&E-1
          Rate Reduction Certificates

Ladies and Gentlemen:

     I serve as general counsel to the California Infrastructure and Economic Development Bank.

     I consent to the filing of my form of opinion with the Securities and Exchange Commission as exhibit 99.9 to Amendment No. 3 the Registration Statement (Registration No. 333-30761).

                                  Very truly yours,


                                  /s/ Brooke Bassett, Esq.

                                  Brook Bassett, Esq.